**CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

PHILLIPS

# INVOICE

Masterworks Gallery, LLC as agent for Masterworks
Cayman SPC
225 Liberty Street, 29th Floor
New York, NY 10281
United States

Account No: [***]
Invoice No: [***]
Paddle No: [***]
Tax Resale No: [***]

| Sale Title | Sale Date | Sale Number | Auctioneer |
|---|---|---|---|
| Modern & Contemporary Art Day Sale, Morning Session | 20-Nov-2024 | [***] | [***] |

| Lot No | Description | Hammer | Buyer's Premium | Total Amount |
|---|---|---|---|---|
| 103 | **Yayoi Kusama**<br>New York | 180,000.00 | 48,600.00 | $228,600.00 |

Ship To:
**[***]**

| | |
|---|---|
| Total Amount Payable | **$228,600.00** |
| Sales Tax | **$0.00** |
| Total Amount Due | **$228,600.00** |

**PLEASE NOTE THAT THE PAYMENT IS DUE IMMEDIATELY AND MUST BE MADE BY THE INVOICED PARTY**
**[***]**